UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

HUBSPOT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, 2nd Floor Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2018, HubSpot, Inc. (the “Company”) announced that Kathryn Bueker will become the Company’s Chief Financial Officer, effective June 18, 2018.

Prior to joining the Company, Ms. Bueker, 47, held numerous financial leadership roles between 2007 and 2018 at Akamai Technologies, Inc. (“Akamai”). Ms. Bueker most recently served as senior vice president of business finance and operations at Akamai. Prior to Akamai, Ms. Bueker spent almost 10 years in investment banking at The Blackstone Group, UBS, Credit Suisse and Donaldson, Lufkin & Jenrette. Ms. Bueker received her B.A. in mathematics from Cornell University and her M.B.A. from the Massachusetts Institute of Technology.

Ms. Bueker will work for the Company on a full-time basis and will receive an annual base salary of $344,000. Ms. Bueker will be eligible to participate in the Company’s Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”) beginning in fiscal year 2018, prorated based on her start date. Her target bonus under the Bonus Plan will be 60% of her base salary, assuming 100% attainment of company performance. On July 2, 2018, Ms. Bueker will also receive the following equity awards granted under the Company’s 2014 Stock Option and Incentive Plan: (i) an initial equity award valued at $2,000,000, comprised of 75% restricted stock units (“RSUs”) and 25% stock options, that shall vest over four years commencing on July 2, 2018, with 25% vesting on July 2, 2019 and the remaining 75% vesting in equal quarterly increments thereafter; and (ii) a sign-on equity award valued at $2,500,000, comprised of 100% RSUs, that shall vest over four years commencing on July 2, 2018 in equal quarterly increments. Ms. Bueker will also enter into the Company’s standard form of indemnification agreement for its directors and officers, effective June 18, 2018.

Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Ms. Bueker has a direct or indirect material interest. There are no family relationships between Ms. Bueker and any of the Company’s directors or executive officers.

As previously announced, John Kinzer will step down as Chief Financial Officer as of June 18, 2018, and will remain with the Company through January 3, 2019 to ensure a smooth transition of his duties to Ms. Bueker. Effective July 1, 2018, Mr. Kinzer will receive an annual base salary of $1. Mr. Kinzer will not participate in the Bonus Plan beginning with the second semi-annual bonus period between July 1, 2018 and December 31, 2018. Mr. Kinzer’s outstanding equity awards will continue to vest through January 3, 2019, his last day of employment.

Item 7.01	Regulation FD Disclosure.

On June 13, 2018, the Company issued a press release announcing Ms. Bueker’s appointment as Chief Financial Officer as discussed in Item 5.02 of this Report on Form 8-K. The full text this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information under this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of HubSpot, Inc. dated June 13, 2018, furnished herewith.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of HubSpot, Inc. dated June 13, 2018, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2018	HubSpot, Inc.

	By:	/s/ John P. Kelleher
	Name:	John P. Kelleher
	Title:	General Counsel